Exhibit 99.1

FOR IMMEDIATE RELEASE
DICK'S Sporting Goods Reports First Quarter Results; Reaffirms 2023 Outlook
– Delivers 5.3% Growth in First Quarter Net Sales –
– Delivers Strong Double-Digit EBT Margin of 11.6% –
●Delivered 3.4% growth in first quarter comparable store sales, driven by a 2.7% increase in transactions as well as higher average ticket
●Delivered earnings per diluted share of $3.40 compared to $2.47 or $2.85 on a non-GAAP basis during the prior year
●Retired remaining $59 million aggregate principal and fully settled all outstanding amounts under the Convertible Senior Notes
●Reaffirms 2023 outlook (53 week year) and continues to expect full year earnings per diluted share to be in the range of $12.90 to 13.80, including approximately $0.20 for the 53rd week, and comparable store sales to be in the range of flat to positive 2.0%

"Our strong start to 2023 demonstrates the sustained strength of our business. We are very enthusiastic about our strategies and continue to invest in our future to fuel long-term growth opportunities, including a return to square footage growth. I'd like to thank all our teammates for how they delivered in Q1 and for their dedication to DICK'S Sporting Goods."
Ed Stack, Executive Chairman
"We are very pleased with our first quarter results. Even as consumers face macroeconomic uncertainties, our athletes have continued to prioritize sport and rely on DICK'S to meet their needs, and we continue to gain market share. Our Q1 sales grew 5.3%, driven by strong comps and healthy transaction growth, and we delivered another strong double-digit EBT margin. We remain confident in our ability to drive sales and profitability growth in 2023 and over the long term."
Lauren Hobart, President and Chief Executive Officer

PITTSBURGH, May 23, 2023 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the first quarter ended April 29, 2023.

First Quarter Operating Results (dollars in millions, except per share data)	13 Weeks Ended		Change (1)
	April 29, 2023	April 30, 2022
Net sales	$2,842	$2,700	$142	5.3%
Comparable store sales	3.4%	(8.4)%
Income before income taxes (% of net sales) (2)	11.6%	12.3%	(74) bps
Net income	$305	$261	$44	17%
Earnings per diluted share	$3.40	$2.47	$0.93	38%
Non-GAAP earnings per diluted share (3)	$3.40	$2.85	$0.55	19%

Balance Sheet (in millions)	As of April 29, 2023	As of April 30, 2022	$ Change (1)	% Change (1)
Cash and cash equivalents	$1,643	$2,251	$(609)	(27)%
Inventories, net	$3,034	$2,825	$209	7%
Total debt (4)	$1,483	$1,948	$(465)	(24)%

Capital Allocation (in millions)	13 Weeks Ended		$ Change (1)	% Change (1)
	April 29, 2023	April 30, 2022
Share repurchases (5)	$58	$42	$16	37%
Dividends paid (6)	$105	$46	$59	127%
Gross capital expenditures	$85	$74	$11	15%
Net capital expenditures (3)	$61	$54	$7	13%
Principal paid in connection with exchange of Convertible Senior Notes (7)	$—	$100	$(100)

Notes
1.Column may not recalculate due to rounding.
2.Also referred to by management as earnings before income taxes margin ("EBT margin").
3.In the fiscal 2023 period, there were no non-GAAP adjustments to reported earnings per diluted share. For additional information for 2022, see GAAP to non-GAAP reconciliations included in a table later in the release under the heading "GAAP to Non-GAAP Reconciliations."
4.Fiscal 2022 included debt with a carrying value of $466 million related to the Company's Convertible Senior Notes, which were fully retired as of April 29, 2023. The Company had no outstanding borrowings under its revolving credit facility in 2023 and 2022.
5.During the 13 weeks ended April 29, 2023, the Company repurchased 0.4 million shares of its common stock at an average price of $137.95 per share, for a total cost of $57.7 million under its share repurchase program. The Company has $1.4 billion remaining under its authorization as of April 29, 2023.
6.In the 2023 and 2022 periods, declared and paid quarterly dividends of $1.00 per share and $0.4875 per share, respectively.
7.During the first quarter of 2023, the Company retired the remaining $59.1 million of aggregate principal amount outstanding of the Convertible Senior Notes and related bond hedge and warrant transactions for 1.7 million shares of the Company's common stock. Refer to the Company's Form 8-K filed with the SEC on April 24, 2023 for additional information. During the first quarter of 2022, the Company exchanged $100 million aggregate principal amount of Convertible Senior Notes and unwound the corresponding portion of the convertible bond hedge and warrants for $100 million of cash and 1.8 million shares of the Company's common stock.

Quarterly Dividend
On May 22, 2023, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $1.00 per share on the Company's common stock and Class B common stock. The dividend is payable in cash on June 30, 2023 to stockholders of record at the close of business on June 16, 2023.

Full Year 2023 Outlook (53 week year)
Coming off two consecutive record years in 2020 and 2021, the Company's 2022 results provide a strong foundation upon which it will build in 2023 and in the years ahead. The Company's Full Year Outlook for 2023 is presented below:

Metric	2023 Outlook
Earnings per diluted share
●$12.90 to 13.80
○Includes approximately $0.20 per diluted share for the 53rd week
○Based on approximately 88 million diluted shares outstanding
○Based on an effective tax rate of approximately 21%
○Includes the impact of the Moosejaw acquisition

Comparable store sales	●Flat to positive 2.0% on a 52-week basis
Capital expenditures	●$670 to 720 million on a gross basis ●$550 to 600 million on a net basis

Store Count and Square Footage
The following tables summarize store activity for the periods indicated:

	13 Weeks Ended April 29, 2023			13 Weeks Ended April 30, 2022
	DICK'S Sporting Goods (1)	Specialty Concept Stores (2)	Total (3)	DICK'S Sporting Goods	Specialty Concept Stores (2)	Total (3)
Beginning stores	728	125	853	730	131	861
Q1 New stores	—	—	—	—	1	1
Stores acquired (4)	—	12	12	—	—	—
Closed stores	—	2	2	1	3	4
Ending stores	728	135	863	729	129	858
Relocated stores	1	—	1	1	—	1

Square Footage: (in millions)	DICK'S Sporting Goods (1)	Specialty Concept Stores (2)	Total (3) (6)
Q1 2022	38.7	3.6	42.3
Q2 2022	38.8	3.6	42.4
Q3 2022	38.8	3.9	42.7
Q4 2022	39.2	3.4	42.6
Q1 2023 (5)	39.2	3.4	42.6

(1)As of April 29, 2023, includes three DICK'S House of Sport stores.
(2)Includes our Golf Galaxy, Public Lands, Going Going Gone! and other specialty concept stores. As of April 29, 2023, we operated 97 Golf Galaxy stores, 7 Public Lands stores, 15 Going Going Gone! stores, and other specialty concept stores. In some markets, we operate DICK’S Sporting Goods stores adjacent to our specialty concept stores on the same property with a pass-through for our athletes. We refer to this format as a “combo store” and include combo store openings within both the DICK’S Sporting Goods and specialty concept store reconciliations, as applicable. As of April 29, 2023, the Company operated 16 combo stores.
(3)Excludes temporary Warehouse Sale store locations, of which the Company operated 39 and 17 as of April 29, 2023 and April 30, 2022, respectively.
(4)Represents Moosejaw store locations acquired by the Company during the first quarter of fiscal 2023, which average approximately 4,000 square feet per store.
(5)Includes square footage from 13 Field & Stream store closures as we plan in the near-term to convert them into DICK’S House of Sport stores, expanded DICK’S Sporting Goods stores, or other specialty concept stores.
(6)Column may not add due to rounding.

Non-GAAP Financial Measures
In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company reports certain financial results that differ from what is reported under GAAP. These non-GAAP financial measures include non-GAAP earnings per diluted share, non-GAAP diluted shares outstanding, and net capital expenditures, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Furthermore, management believes that adjustments related to the Convertible Senior Notes and convertible bond hedge provided a more complete view of the economics of the instruments upon conversion. Management also uses these non-GAAP measures internally for forecasting, budgeting, and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified as those that may predict, forecast, indicate or imply future results or performance and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or any variations of such words or other words with similar meanings. These statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond the Company's control. The Company's future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, including 2023 outlook for earnings, sales, and capital expenditures; the belief that we will continue to build off of a strong foundation; share repurchases and dividends.
Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: macroeconomic conditions, including inflationary pressures, rising interest rates, and disruption of supply chains, whether due to COVID-19, the conflict in Ukraine or otherwise, and the effectiveness of measures to mitigate such impact on our business; changes in consumer discretionary spending; changes in consumer demand or shopping patterns and the ability to identify new trends and have the right trending products in stores and online; changes in the competitive market and competition amongst retailers, including competition for talent and the level of competitive promotional activity; investments in omni-channel growth or other business transformation initiatives not producing the anticipated benefits within the expected time-frame or at all; risks relating to vertical brands and new retail concepts; the size of strategic investments and the timing and success of those investments; inventory turnover and supply chain disruptions; weather-related disruptions and seasonality of the Company's business; changes in existing tax, labor, foreign trade and other laws and regulations, including those imposing new taxes, surcharges, and tariffs, and compliance with such laws and regulations; increasing labor and wage costs; limitations on the availability of attractive retail store sites; unauthorized disclosure of sensitive or confidential customer information; website downtime, disruptions or other problems with the eCommerce platform, including interruptions, delays or downtime caused by high volumes of users or transactions, deficiencies in design or implementation, or platform enhancements; disruptions or other problems with information systems; increasing direct competition from vendors (including shipping directly or through broadened distribution channels) and increasing product costs due to various reasons, including foreign trade issues, currency exchange rate fluctuations, and increasing prices for raw materials due to inflation; changes to the corporate tax rates or an imposition of excise tax with respect to share repurchase activity; risks associated with brick and mortar retail store model, including the ability to optimize our store lease portfolio and our distribution and fulfillment network; litigation risks and our ability to protect our trademarks and other intellectual property; our ability to hire and retain quality teammates, including store managers and sales associates; negative reactions from customers, vendors and shareholders regarding Company policy changes and advocacy efforts related to social and political issues; the loss of key personnel; risks related to our indebtedness; and the issuance of dividends.
For additional information on these and other factors that could affect the Company's actual results, see the risk factors set forth in the Company's filings with the Securities and Exchange Commission ("SEC"), including the most recent Annual Report filed with the SEC on March 23, 2023. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

Conference Call Info
The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the first quarter results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately twelve months.

About DICK'S Sporting Goods, Inc.

DICK’S Sporting Goods (NYSE: DKS) creates confidence and excitement by inspiring, supporting and personally equipping all athletes to achieve their dreams. Founded in 1948 and headquartered in Pittsburgh, the leading omnichannel retailer serves athletes and outdoor enthusiasts in more than 850 DICK’S Sporting Goods, Golf Galaxy, Public Lands, Moosejaw, Going Going Gone! and Warehouse Sale stores, online, and through the DICK’S mobile app. DICK’S also owns and operates DICK’S House of Sport and Golf Galaxy Performance Center, as well as GameChanger, a youth sports mobile platform for live streaming, scheduling, communications and scorekeeping.

Driven by its belief that sports have the power to change lives, DICK’S has been a longtime champion for youth sports and, together with its Foundation, has donated millions of dollars to support under-resourced teams and athletes through the Sports Matter program and other community-based initiatives. Additional information about DICK’S business, corporate giving, sustainability efforts and employment opportunities can be found on dicks.com, investors.dicks.com, sportsmatter.org, dickssportinggoods.jobs and on Facebook, Twitter and Instagram.

Contacts:
Investor Relations:
Nate Gilch, Senior Director of Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400
Media Relations:
(724) 273-5552 or press@dcsg.com
Category: Earnings
###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	April 29, 2023	% of Sales	April 30, 2022	% of Sales

Net sales	$2,842,181	100.00%	$2,700,205	100.00%
Cost of goods sold, including occupancy and distribution costs	1,813,564	63.81	1,715,491	63.53

GROSS PROFIT	1,028,617	36.19	984,714	36.47

Selling, general and administrative expenses	693,904	24.41	615,293	22.79
Pre-opening expenses	9,090	0.32	2,900	0.11

INCOME FROM OPERATIONS	325,623	11.46	366,521	13.57

Interest expense	15,043	0.53	25,642	0.95
Other (income) expense	(17,707)	(0.62)	9,022	0.33

INCOME BEFORE INCOME TAXES	328,287	11.55	331,857	12.29

Provision for income taxes	23,638	0.83	71,298	2.64

NET INCOME	$304,649	10.72%	$260,559	9.65%

EARNINGS PER COMMON SHARE:
Basic	$3.67		$3.42
Diluted	$3.40		$2.47

NUMERATOR USED TO COMPUTE EARNINGS PER COMMON SHARE:
Basic	$304,649		$260,559
Diluted	$304,986		$268,768

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	83,071		76,181
Diluted	89,664		108,629

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(In thousands)

	April 29, 2023	April 30, 2022	January 28, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,642,680	$2,251,338	$1,924,386
Accounts receivable, net	132,788	76,253	71,286
Income taxes receivable	16,249	1,639	8,187
Inventories, net	3,034,202	2,824,832	2,830,917
Prepaid expenses and other current assets	117,070	102,603	128,410
Total current assets	4,942,989	5,256,665	4,963,186

Property and equipment, net	1,372,776	1,305,137	1,312,988
Operating lease assets	2,207,631	2,048,151	2,138,366
Intangible assets, net	63,600	86,160	60,364
Goodwill	250,398	245,857	245,857
Deferred income taxes	31,282	66,080	41,189
Other assets	239,136	211,750	230,246
TOTAL ASSETS	$9,107,812	$9,219,800	$8,992,196

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,220,003	$1,491,931	$1,206,066
Accrued expenses	495,743	462,085	508,573
Operating lease liabilities	466,911	476,343	546,755
Income taxes payable	44,865	80,023	29,624
Deferred revenue and other liabilities	297,633	292,457	350,428
Total current liabilities	2,525,155	2,802,839	2,641,446
LONG-TERM LIABILITIES:
Revolving credit borrowings	—	—	—
Senior Notes	1,482,565	1,481,664	1,482,336
Convertible Senior Notes	—	466,026	58,271
Long-term operating lease liabilities	2,256,068	2,095,314	2,117,773
Other long-term liabilities	169,854	179,351	167,747
Total long-term liabilities	3,908,487	4,222,355	3,826,127
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	617	544	585
Class B common stock	236	236	236
Additional paid-in capital	1,405,767	1,368,211	1,416,847
Retained earnings	5,096,789	4,212,451	4,878,404
Accumulated other comprehensive loss	(345)	(89)	(252)
Treasury stock, at cost	(3,828,894)	(3,386,747)	(3,771,197)
Total stockholders' equity	2,674,170	2,194,606	2,524,623
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,107,812	$9,219,800	$8,992,196

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	13 Weeks Ended
	April 29, 2023	April 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$304,649	$260,559
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	82,348	79,673
Amortization of deferred financing fees and debt discount	637	1,371
Deferred income taxes	9,907	(1,791)
Stock-based compensation	12,809	15,177
Other, net	(1,464)	264
Changes in assets and liabilities:
Accounts receivable	(25,991)	(17,435)
Inventories	(166,582)	(527,223)
Prepaid expenses and other assets	(11,913)	(6,138)
Accounts payable	(99,959)	237,076
Accrued expenses	(70,362)	(132,185)
Income taxes payable / receivable	7,383	66,898
Construction allowances provided by landlords	23,684	19,891
Deferred revenue and other liabilities	(42,183)	(35,047)
Operating lease assets and liabilities	(71,343)	(21,391)
Net cash used in operating activities	(48,380)	(60,301)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(84,507)	(73,783)
Proceeds from sale of other assets	27,500	14,261
Other investing activities	(31,360)	(10,780)
Net cash used in investing activities	(88,367)	(70,302)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal paid in connection with exchange of Convertible Senior Notes	(137)	(100,000)
Payments on finance lease obligations	(198)	(178)
Proceeds from exercise of stock options	12,370	12,665
Minimum tax withholding requirements	(94,695)	(33,287)
Cash paid for treasury stock	(57,701)	(67,909)
Cash dividends paid to stockholders	(104,783)	(46,081)
Increase (decrease) in bank overdraft	100,278	(26,467)
Net cash used in financing activities	(144,866)	(261,257)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(93)	(7)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(281,706)	(391,867)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	1,924,386	2,643,205
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,642,680	$2,251,338

DICK'S SPORTING GOODS, INC.
GAAP to NON-GAAP RECONCILIATIONS - UNAUDITED

Non-GAAP Earnings Per Share Reconciliation
(in thousands, except per share amounts)

	13 Weeks Ended April 30, 2022

	Net income	After tax interest from Convertible Senior Notes (2)	Numerator used to compute earnings per diluted share	Weighted average diluted shares	Earnings per diluted share
GAAP Basis	$260,559	$8,209	$268,768	108,629	$2.47
% of Net Sales	9.65%	0.30%	9.95%
Convertible Senior Notes (1)	—	(8,209)	(8,209)	(17,080)
Non-GAAP Basis	$260,559	$—	$260,559	91,549	$2.85
% of Net Sales	9.65%	—%	9.65%
(1)Adjustment eliminates the impact of assumed share settlement of the Convertible Senior Notes as required by “the if-converted method” under GAAP. The Company retired its Convertible Senior Notes without dilutive effect, due to cash payments for principal, shares received from its convertible bond hedge and shares repurchased to offset share settlement of remaining $59.1 million principal during the 13 weeks ended April 29, 2023. Accordingly, the Company believes reflecting the notes as debt more closely represents the economics of the transaction.
(2)The provision for income taxes for non-GAAP adjustments was calculated at 26% which approximated the Company's blended tax rate.

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures
(in thousands)

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	13 Weeks Ended
	April 29, 2023	April 30, 2022
Gross capital expenditures	$(84,507)	$(73,783)
Construction allowances provided by landlords	23,684	19,891
Net capital expenditures	$(60,823)	$(53,892)